Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

MAINSTAY VP SERIES FUND, INC.
811-03833
FOR PERIOD ENDED 12/31/09

MAINSTAY VP MID CAP VALUE PORTFOLIO

(a) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay VP Mid Cap Value Portfolio was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Friday, October 16, 2009 at 2:00 p.m.

(b)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay VP Mid Cap Value Portfolio by the MainStay VP ICAP Select Equity Portfolio, in exchange for shares of common stock of the MainStay VP ICAP Select Equity Portfolio having an aggregate net asset value equal to the aggregate net asset value of the shares of common stock of the MainStay VP Mid Cap Value Portfolio; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay VP Mid Cap Value Portfolio

The above proposal was discussed in detail in the proxy statement. No other business came before the Special Meeting.

With respect to the Mainstay VP Mid Cap Value Portfolio, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on October 16, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	29,050,407.532	78.717%	78.571%
Against	1,158,988.844	3.140%	3.135%
Abstain	6,695,528.960	18.143%	18.109%
Uninstructed	0.00	0.00%	0.00%
Total	36,904,925.336	100.00%	99.815%

C:\NrPortbl\NYLINV\MMOLINA\305831_1.DOC

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

MAINSTAY VP SERIES FUND, INC.
811-03833
FOR PERIOD ENDED 12/31/09

MAINSTAY VP MID CAP GROWTH PORTFOLIO

(d) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay VP Mid Cap Growth Portfolio was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Friday, October 16, 2009 at 2:00 p.m.

(e)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(f)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay VP Mid Cap Growth Portfolio by the MainStay VP Mid Cap Core Portfolio, in exchange for shares of common stock of the MainStay VP  Mid Cap Core Portfolio having an aggregate net asset value equal to the aggregate net asset value of the shares of common stock of the MainStay VP Mid Cap Growth Portfolio; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay VP Mid Cap Growth Portfolio

The above proposal was discussed in detail in the proxy statement. No other business came before the Special Meeting.

With respect to the Mainstay VP Mid Cap Growth Portfolio, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on October 16, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	22,050,703.546	91.923%	91.717%
Against	1,130,512.036	4.713%	4.702%
Abstain	806,997.662	3.364%	3.357%
Uninstructed	0.00	0.00%	0.00%
Total	23,988,213.244	100.00%	99.776%

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

MAINSTAY VP SERIES FUND, INC.
811-03833
FOR PERIOD ENDED 12/31/09

MAINSTAY VP CAPITAL APPRECIATION PORTFOLIO

(g) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay VP Capital Appreciation Portfolio was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Friday, October 16, 2009 at 2:00 p.m.

(h)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(i)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve a Subadvisory Agreement between New York Life Investments and Madison Square Investors LLC (‘‘Madison Square Investors’’) to appoint Madison Square Investors as the subadvisor to the Portfolio.

The above proposal was discussed in detail in the proxy statement. No other business came before the Special Meeting.

With respect to the Mainstay VP Capital Appreciation Portfolio, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on October 16, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	20,161,700.674	93.478%	92.898%
Against	1,041,635.684	4.829%	4.799%
Abstain	365,122.361	1.693%	1.682%
Uninstructed	0.00	0.00%	0.00%
Total	21,568,458.719	100.00%	99.380%